UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 4, 2017

Commission File Number 1-5924
TUCSON ELECTRIC POWER COMPANY (Exact name of registrant as specified in its charter)
Arizona (State or other jurisdiction of incorporation or organization)	86-0062700 (I.R.S. Employer Identification No.)
88 East Broadway Boulevard, Tucson, AZ 85701 (Address of principal executive offices)(Zip Code)
Registrant's telephone number, including area code: (520) 571-4000
(Former name, former address and former fiscal year, if changed since last report): N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant's Certifying Accountant
(a) Dismissal of Independent Registered Public Accounting Firm.
Tucson Electric Power Company (TEP or Company) and its parent UNS Energy Corporation (UNS Energy) are indirect wholly-owned subsidiaries of Fortis Inc (Fortis). The Audit Committee of Fortis recently completed a competitive process to determine what audit firm would serve as independent registered public accounting firm for Fortis and its subsidiaries for the quarters ending June 30, 2017 and September 30, 2017, and the year ending December 31, 2017. The selection of a new external auditor was confirmed by Fortis shareholder vote at the Fortis Annual General Meeting on May 4, 2017.
In alignment with the outcomes of the Fortis-led competitive process, on May 4, 2017, the Board of Directors of TEP, upon the recommendation of the Audit and Risk Committee of the Board of Directors of UNS Energy, decided to dismiss Ernst & Young LLP (EY) as the Company’s independent registered public accounting firm, effective immediately.
The reports of EY on the Company's consolidated financial statements as of and for the years ended December 31, 2015 and 2016, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.
During the Registrant’s two most recent fiscal years and through the date of this report there were no (i) no disagreements (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to EY’s satisfaction, would have caused EY to make reference thereto in their reports on the financial statements for such years; or (ii) no events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K.
The Company provided EY with a copy of the disclosures it is making in this Current Report on Form 8-K and requested from EY a letter addressed to the Securities and Exchange Commission indicating whether it agrees with such disclosures. A copy of EY’s letter dated May 4, 2017, is attached as Exhibit 16.
(b) Engagement of New Independent Registered Public Accounting Firm.
Contemporaneous with the decision to dismiss EY, on May 4, 2017, the Board of Directors of TEP, upon the recommendation of the Audit and Risk Committee of the Board of Directors of UNS Energy, engaged Deloitte & Touche LLP (Deloitte) as the Company’s independent registered public accounting firm for the quarters ending June 30, 2017 and September 30, 2017, and the year ending December 31, 2017, also to be effective immediately.
During the Registrant’s two most recent fiscal years and through the date of this report, the Company did not consult with Deloitte regarding (i) the application of accounting principles to a specific completed or proposed transaction, or the type of audit opinion that might be rendered regarding the Company’s financial statements, and no written report or oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in making a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of any disagreement as defined in Item 304(a)(1)(iv) and related instructions or reportable event as described in Item 304(a)(1)(v) of Regulation S-K.
Item 9.01. Financial Statements and Exhibits
(d) Exhibit:

Exhibit	Description
16	Letter from Ernst & Young LLP, dated May 4, 2017, addressed to the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TUCSON ELECTRIC POWER COMPANY
(Registrant)

Date: May 5, 2017	/s/ Frank P. Marino
Frank P. Marino
Vice President and Chief Financial Officer
(On behalf of the registrant and as Principal Financial Officer)